UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2021 (December 17, 2020)

Manufactured Housing Properties Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-51229	51-0482104
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

136 Main Street, Pineville, North Carolina	28134
(Address of principal executive offices)	(Zip Code)

(980) 273-1702
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Sale of Mobile Homes

In December 2020, Manufactured Housing Properties Inc. (the “Company”) sold 305 park owned homes in four communities, ARC, Countryside, Crestview and Maple Hills, to Gvest Finance LLC (“Gvest Finance”), a company owned and controlled by the Company’s parent company, Gvest Real Estate Capital LLC, an entity whose sole owner is Raymond M. Gee, the Company’s chairman and chief executive officer, and to its wholly owned subsidiary Gvest Homes 1 LLC (“Gvest Homes”), for a total of $4,648,967, pursuant to separate bills of sale and general assignments (the “Bills of Sale”).

Property Management Agreement

On December 17, 2020, Mobile Home Rentals LLC, a wholly owned subsidiary of the Company (the “Property Manager”), executed a property management agreement with Gvest Finance and Gvest Homes (the “Management Agreement”), pursuant to which the Property Manager was appointed as the agent for Gvest Finance and Gvest Homes to manage all mobiles homes owned by them. The management services include: collecting all rents as they become due and giving receipts therefore and rendering to the Company a monthly accounting of rents collected and expenses and debt service paid out; making or causing to be made all decorating, maintenance, alterations and repairs to the mobile homes and hiring and supervising all employees and other individuals and entities to accomplish the duties set forth in the Management Agreement; advertising the mobile homes and displaying signs on the mobile homes; renting and leasing the mobile homes; signing, renewing and canceling rental agreements and leases for the mobile homes or any part thereof; initiating legal actions to recover unpaid rent and for loss of or damage to any part of the mobile homes and/or furnishings thereof; and if appropriate, in the discretion of the Property Manager, to compromise, settle and release said legal proceedings or lawsuits. Initiating lawsuits also includes the right to hire an attorney to bring said legal actions.

As compensation for its services, the Property Manager shall be entitled to a fee that is equal to (a) six percent (6%) of the gross revenues that the Property Manager collects from the mobile homes each month, plus additional amounts equal to its documented expenses incurred each month, which fee is payable by the Company monthly within ten days of receipt of an invoice from the Property Manager for such fee and (b) an amount equal to ninety five percent (95%) of the net income from the mobile homes after expenses (including the fees and expense reimbursement of the Property Manager referred to in clause (a)) payable quarterly if and to the extent that there is net income from the mobile homes. The remaining five percent of net income shall be retained by the Company.

Subject to the indemnification provisions of the Management Agreement, the Property Manager is also responsible to satisfy any economic losses resulting from the operation of the mobile homes to the extent that such economic losses exceed the revenues resulting from the operation of the mobile homes.

Primarily due to the Company’s common ownership by Mr. Gee, its power to direct the activities of Gvest Finance and Gvest Homes that most significantly impact their economic performance, and the fact that the Company has the obligation to absorb losses or the right to receive benefits from these entities that could potentially be significant to these entities, Gvest Finance and Gvest Homes are considered to be variable interest entities (“VIEs”) in accordance applicable United States generally accepted accounting principles. A company with interests in a VIE must consolidate the entity if the company is deemed to be the primary beneficiary of the VIE; that is, if it has both (1) the power to direct the economically significant activities of the entity and (2) the obligation to absorb losses of, or the right to receive benefits from, the entity that could potentially be significant to the VIE. Accordingly, the financial statements of Gvest Finance and Gvest Homes will be consolidated with the Company and therefore the sale of the mobile homes does not constitute a disposition of assets.

Loan Agreement

On December 24, 2020, Gvest Homes entered into a loan agreement with Camargo Investments III, LLC (“Camargo”), which was supplemented on December 31, 2020 (as supplemented, the “Loan Agreement”), pursuant to which Camargo agreed to provide a loan to Gvest Homes in the initial amount of $1,568,000 and agreed to provide additional loans up to a total of $20,000,000, provided that only up to $8,500,000 shall be available for used homes (as defined in the Loan Agreement). In connection with the Loan Agreement, Gvest Homes issued to Camargo a promissory note in the principal amount of $20,000,000 (the “Camargo Note”).

The loans mature on the tenth (10th) anniversary of the date of such loan and bear interest at 8.375% per annum; provided that upon an event of default, the interest rate will increase by 5%. Gvest Homes is obligated to pay a funding fee equal to 1% of the amount of each advance which funding fee shall be deducted from the then available commitment amount.

Gvest Homes may, at its option and upon thirty (30) days prior written notice to Camargo, prepay the loans in full by paying to Camargo an amount equal to (i) the then outstanding principal balance of the loans, plus (ii) all accrued and unpaid interest on the loan, plus (iii) the applicable deboarding fee (as defined in the Loan Agreement) per home being released, plus (iv) the make-whole premium (as defined in the Loan Agreement), together with all of Camargo’s actual, out-of-pocket costs and expenses permitted under the Loan Agreement. The Loan Agreement also requires mandatory prepayments following a causality or condemnation. The Loan Agreement includes customary financial and other covenants and events of default for loan of this type. The loans are secured by all of the assets of Gvest Homes, pursuant to a security agreement (the “Security Agreement”), including the mobile homes that it owns.

Amended and Restated Promissory Notes

On December 17, 2020, Countryside MHP LLC, a wholly owned subsidiary of the Company (“Countryside”), entered into an amended and restated promissory note (the “Countryside Note”) with J & A Real Estate, LLC in the principal amount of $1,700,000. The Countryside Note matures on March 20, 2050 and bears interest at 5.5% per annum; provided that upon an event of default, the interest rate will increase to an amount equal to 5.5% plus the U.S. Prime Rate measured and reported by The Wall Street Journal. Countryside may prepay the Countryside Note, in whole or in part, at any time without penalty; provided that in the event of any prepayment prior to the fifth (5th) anniversary of the Countryside Note, Countryside must pay a prepayment fee equal to the product of 4% multiplied by the principal amount being paid. The Countryside Note contains customary events of default and is secured by a mortgage on the property owned by Countryside.

On December 17, 2020, Countryside also entered into an amended and restated promissory note (the “Second Countryside Note”) with the same lender in the principal amount of $1,300,000. The Second Countryside Note has the same interest rate, maturity date and prepayment provisions as the Countryside Note described above. The Second Countryside Note also contains customary events of default and is unsecured.

The foregoing summary of the terms and conditions of the Bills of Sale, the Management Agreement, the Loan Agreement, the Camargo Note, the Security Agreement, the Countryside Note and the Second Countryside Note does not purport to be complete and is qualified in its entirety by reference to the full text of the agreements attached hereto as Exhibits 10.1 to 10.12, which are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 with respect to the Loan Agreement, the Note and the Second Note is incorporated by reference into this Item 2.01.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
10.1	Bill of Sale and General Assignment, dated December 17, 2020, between Countryside MHP LLC and Gvest Finance LLC
10.2	Bill of Sale and General Assignment, dated December 24, 2020, between Crestview MHP LLC and Gvest Homes I LLC
10.3	Bill of Sale and General Assignment, dated December 24, 2020, between Maple Hills MHP LLC and Gvest Homes I LLC
10.4	Bill of Sale and General Assignment, dated December 31, 2020, between ARC MHP LLC and Gvest Homes I LLC
10.5	Property Management Agreement, dated December 17, 2020, between Mobile Home Rentals LLC, Gvest Finance LLC and Gvest Homes I LLC
10.6	Loan Agreement, dated December 24, 2020, between Gvest Homes I LLC and Camargo Investments III, LLC
10.7	Supplement No. 1 to Loan Agreement, dated December 31, 2020, between Gvest Homes I LLC and Camargo Investments III, LLC
10.8	Promissory Note issued by Gvest Homes I LLC to Camargo Investments III, LLC on December 24, 2020
10.9	Security Agreement, dated December 24, 2020, between Gvest Homes I LLC and Camargo Investments III, LLC
10.10	Amended and Restated Promissory Note issued by Countryside MHP LLC to J & A Real Estate, LLC on December 17, 2020 ($1,700,000)
10.11	Amended and Restated Promissory Note issued by Countryside MHP LLC to J & A Real Estate, LLC on December 17, 2020 ($1,300,000)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 31, 2021	MANUFACTURED HOUSING PROPERTIES INC.

	By:	/s/ Raymond M. Gee
Raymond M. Gee
Chief Executive Officer

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